UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

OCWEN FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-13219	65-0039856
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1661 Worthington Road, Suite 100

West Palm Beach, Florida 33409

(Address of principal executive offices)

Registrant’s telephone number, including area code: (561) 682-8000

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	OCN	New York Stock Exchange (NYSE)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Definitive Material Agreement.

Transaction Agreement

On December 21, 2020, Ocwen Financial Corporation (the “Company”) entered into a definitive transaction agreement (the “Transaction Agreement”) with Oaktree Real Estate Opportunities Fund VIII, L.P., Oaktree Opportunities Fund XI Holdings (Delaware), L.P., Oaktree Opportunities Fund Xb Holdings (Delaware), L.P. and OCW MAV Holdings, LLC, a special purpose entity managed by Oaktree Capital Management L.P. (“Oaktree”) (“OMH”) that provides for the Company and OMH to form a strategic relationship for the purpose of investing in mortgage servicing rights pertaining to mortgage loans held or securitized by Fannie Mae and Freddie Mac (“MSRs”), subject to certain terms and conditions set forth in the Transaction Agreement. The Transaction Agreement includes customary representations, warranties, covenants and closing conditions, including receipt of required regulatory approvals. The closing of the transactions contemplated by the Transaction Agreement (“Closing”) is expected to occur in the first half of 2021.

Prior to execution of the Transaction Agreement, OMH formed MAV Canopy HoldCo I, LLC, a Delaware limited liability company (“HoldCo”) as a wholly owned subsidiary of OMH. Pursuant to the Transaction Agreement, OMH and the Company will cooperate to develop a strategy to enable MSR Acquisition Vehicle LLC (“MAV”), a wholly owned subsidiary of HoldCo, to acquire MSRs. At Closing OMH and the Company will hold 85% and 15%, respectively in HoldCo, provided that the Company will have a “promote” interest that could result in the Company being entitled to receive greater than 15% of the distributable income derived from HoldCo if certain thresholds are achieved. The parties have agreed to invest up to $250 million in HoldCo, contributed on a pro rata basis, over a term of three years following Closing (subject to extension) for use in connection with eligible MSR investments and operating expenses of HoldCo and MAV. From and after execution of the Transaction Agreement and until such time as the parties have contributed the full amount of their aggregate $250 million capital contributions, the Company has an obligation to provide MAV with a “first look” at opportunities presented to the Company or its affiliates to acquire Fannie Mae and Freddie Mac MSRs that meet certain criteria.

The Transaction Agreement may be terminated on or prior to Closing by mutual written agreement of the Company and OMH, and upon the occurrence of certain conditions including if the Closing has not occurred by July 1, 2021, subject to the ability of either OMH or the Company to extend such date for up to an additional sixty (60) days to obtain any outstanding required regulatory approvals.

Effective as of Closing, the Company’s subsidiary, PHH Mortgage Corporation (“PMC”), and MAV, will enter into a subservicing agreement (“Subservicing Agreement”) pursuant to which PMC will subservice the mortgage loans underlying MSRs held by MAV. Such Subservicing Agreement contains customary representations, warranties, and covenants of PMC as subservicer and prior servicer. In consideration for subservicing such mortgage loans, PMC will receive a per-loan subservicing fee and certain other ancillary compensation as set forth in the Subservicing Agreement. The Subservicing Agreement will continue until terminated by mutual agreement of the parties or termination in connection with a “for cause” event if certain conditions specified in the Subservicing Agreement occur. If either party terminates the agreement for cause, the other party is required to pay certain fees and costs as set forth in the agreement.

Securities Purchase Agreement and Warrant Agreement

Upon Closing and subject to other customary closing conditions, the Company agreed to sell to Opps OCW Holdings, LLC and ROF8 OCW MAV PT, LLC (collectively, “Oaktree Purchaser”) up to 4.9%, at Oaktree Purchaser’s sole discretion, of the Company’s outstanding common stock at the Closing at a price of $23.15 per share, and to issue to Oaktree Purchaser warrants to purchase from the Company additional common stock equal to 3% of the Company’s outstanding common stock as of Closing at a purchase price of $24.31 per share (subject to customary anti-dilution adjustments as well as adjustments in the event of below market issuances or above market repurchases by the Company of common stock and equity securities), which warrants would expire four years after their issue date. The Company also agreed to grant Oaktree Purchaser a pre-emptive right, effective from the date of the Transaction Agreement until 90 days after Closing, to participate in certain future equity financings of the Company in an amount that would allow Oaktree Purchaser to maintain its fully-diluted ownership percentage of the Company as a result of its investment in the Company’s common stock and warrants. The Securities Purchase Agreement and the Warrant Agreement provide that the ownership of Oaktree Purchaser and its affiliates in the Company’s common stock on an as-converted basis may not exceed 19.9% at any time without receipt of shareholder approval subject to applicable NYSE listing rules. The Company and Oaktree Purchaser agreed to a form of securities purchase agreement (the “Securities Purchase Agreement”) and warrant agreement (“Warrant Agreement”) to be entered into at Closing to reflect these transactions.

Registration Rights Agreement

The Company also agreed to enter into a registration rights agreement with Oaktree Purchaser (the “Registration Rights Agreement”) at Closing, pursuant to which the Company would agree to file a resale registration statement with the Securities and Exchange Commission, within 18 months from the date of the registration rights agreement, covering the common stock issued under the Securities Purchase Agreement and common stock issuable upon the exercise of the warrants. The Registration Rights Agreement would also contain customary piggyback registration rights.

The foregoing descriptions of the Transaction Agreement, the Securities Purchase Agreement, the Warrant Agreement and the Registration Rights Agreement is a summary, is not complete, and is qualified in its entirety by reference to the full text of each of the Transaction Agreement, the Securities Purchase Agreement, the Warrant Agreement and the Registration Rights Agreement which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ending December 31, 2020.

Item 3.02 Unregistered Sales of Equity Securities.

The information regarding the Securities Purchase Agreement and the Warrant Agreement set forth in Item 1.01 of this Report is incorporated by reference herein. The issuance of the shares of common stock, warrants, and the shares of common stock issuable upon exercise of the warrants will not be registered under the Securities Act of 1933, amended (the “Securities Act”). These securities will be issued in a private placement exempt from the registration requirements of the Securities Act, in reliance on the exemption set forth in Section 4(a)(2) of the Securities Act. The Company currently intends to use the proceeds from the sale of its common stock for general corporate purposes, including for working capital and the repayment of debt.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File formatted in online XBRL (included as Exhibit 101)

Forward-Looking Statements

This Form 8-K contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements may be identified by a reference to a future period or by the use of forward-looking terminology. Forward-looking statements are typically identified by words such as “expect”, “believe”, “foresee”, “anticipate”, “intend”, “estimate”, “goal”, “strategy”, “plan” “target” and “project” or conditional verbs such as “will”, “may”, “should”, “could” or “would” or the negative of these terms, although not all forward-looking statements contain these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. We are in the midst of a period of capital markets volatility and experiencing significant changes within the mortgage lending and servicing ecosystem which have magnified such uncertainties. Readers should bear these factors in mind when considering such statements and should not place undue reliance on such statements.

Forward-looking statements involve a number of assumptions, risks and uncertainties that could cause actual results to differ materially. In the past, actual results have differed from those suggested by forward looking statements and this may happen again. Important factors that could cause actual results to differ materially from those suggested by the forward-looking statements include, but are not limited to, the ability to obtain regulatory approvals and the satisfaction of the closing conditions under the Transaction Agreement, the expected timing for closing of transactions contemplated under the Transaction Agreement, uncertainty relating to the future impacts of the COVID-19 pandemic, including with respect to the response of the U.S. government, state governments, the Federal National Mortgage Association (Fannie Mae), the Federal Home Loan Mortgage Corporation (Freddie Mac, and together with Fannie Mae, the GSEs), the Government National Mortgage Association (Ginnie Mae) and regulators, as well as the potential for ongoing disruption in the financial markets and in commercial activity generally, increased unemployment, and other financial difficulties facing our borrowers; impacts on our operations resulting from employee illness, social distancing measures and our shift to greater utilization of remote work arrangements; the adequacy of our financial resources, including our sources of liquidity and ability to sell, fund and recover servicing advances, forward and reverse whole loans, and HECM and forward loan buyouts and put backs, as well as repay, renew and extend borrowings, borrow additional amounts as and when required, meet our MSR or other asset investment objectives and comply with our debt agreements, including the financial and other covenants contained in them; increased servicing costs based on increased borrower delinquency levels or other factors; our ability to collect anticipated tax refunds, including on the timeframe expected; the future of our long-term relationship and remaining servicing agreements with New Residential Investment Corp. (NRZ), our ability to execute an orderly and timely transfer of responsibilities in connection with the previously disclosed termination by NRZ of the PMC subservicing agreement, including our ability to respond to any concerns raised by regulators, lenders and other contractual counterparties in connection with such transfer; our ability to timely adjust our cost structure and operations as the loan transfer process is being completed in response to the previously disclosed termination by NRZ of the PMC subservicing agreement; our ability to continue to improve our financial performance through cost re-engineering efforts and other actions; our ability to continue to grow our origination business and increase our origination volumes in a competitive market and uncertain interest rate environment; uncertainty related to claims, litigation, cease and desist orders and investigations brought by government agencies and private parties regarding our servicing, foreclosure, modification, origination and other practices, including uncertainty related to past, present or future investigations, litigation, cease and desist orders and settlements with state regulators, the Consumer Financial Protection Bureau (CFPB), State Attorneys General, the Securities and Exchange Commission (SEC), the Department of Justice or the Department of Housing and Urban Development (HUD) and actions brought under the False Claims Act regarding incentive and other payments made by governmental entities; adverse effects on our business as a result of regulatory investigations, litigation, cease and desist orders or settlements and related responses by key counterparties, including lenders, the GSEs and Ginnie Mae; our ability to comply with the terms of our settlements with regulatory agencies, as well as general regulatory requirements, and the costs of doing so; increased regulatory scrutiny and media attention; any adverse developments in existing legal proceedings or the initiation of new legal proceedings; our ability to interpret correctly and comply with liquidity, net worth and other financial and other requirements of regulators, the GSEs and Ginnie Mae, as well as those set forth in our debt and other agreements; our ability to comply with our servicing agreements, including our ability to comply with our agreements with, and the requirements of, the GSEs and Ginnie Mae and maintain our seller/servicer and other statuses with them; our ability to fund future draws on existing loans in our reverse mortgage portfolio; our servicer and credit ratings as well as other actions from various rating agencies, including the impact of prior or future downgrades of our servicer and credit ratings; as well as other risks and uncertainties detailed in Ocwen’s reports and filings with the SEC, including its annual report on Form 10-K for the year ended December 31, 2019 and its current and quarterly reports since such date. Anyone wishing to understand Ocwen’s business should review its SEC filings. Our forward-looking statements speak only as of the date they are made and, we disclaim any obligation to update or revise forward-looking statements whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

OCWEN FINANCIAL CORPORATION
(Registrant)

Date: December 22, 2020	By:	/s/ June C. Campbell
June C. Campbell
Chief Financial Officer